NEWYOU BRAND PARTNER AGREEMENT

1. Authorization and Contract. By executing the NewYou Brand Partner Agreement (“Agreement”), you apply for legal authorization to become a NewYou business owner and enter into contract with NewYou, LLC, hereinafter “NewYou.” You acknowledge that prior to signing you have received, read and understood the NewYou Income Disclosure Statement, that you have read and understood the NewYou Policies and Procedures, which are incorporated into this Agreement and made part of it as if restated in full, as posted on http://newyoupro.com/new/, and that you have read and agree to all terms set forth in this Agreement. NewYou reserves the right to reject any application for any reason within thirty (30) days of receipt.

2. Expiration, Renewal, and Termination. The term of this Agreement is one year (subject to prior cancellation or disqualification as provided in the Policies and Procedures). If you fail to annually renew your NewYou business, or if it is canceled or terminated for any reason, you understand that you will permanently lose all rights as a Brand Partner. You shall not be eligible to sell NewYou products nor shall you be eligible to receive royalties, bonuses, or other income resulting from the activities of your former downline sales organization. In the event of cancellation, termination or nonrenewal, you waive all rights you have, including but not limited to property rights, to your former downline organization and to any bonuses, commissions or other remuneration derived through the sales and other activities of your former downline organization. NewYou reserves the right to terminate all Brand Partner Agreements upon thirty (30) days’ notice if the Company elects to: (1) cease business operations; (2) dissolve as a business entity; or (3) terminate distribution of its products via direct selling channels. You may cancel this Agreement at any time, and for any reason, upon written notice to NewYou at its principal business address. NewYou may cancel this Agreement for any reason upon advance written notice to you. NewYou may also take actions short of termination of the Agreement if you breach any of the provisions found in this Agreement or the Policies and Procedures.

3. Independent Contractor Status. You agree this authorization does not make you an employee, agent, or legal representative of NewYou or your Sponsoring Brand Partner. As a self-employed independent contractor, you will be operating your own independent business, buying and selling products available through NewYou on your own account. You have complete freedom in determining the number of hours that you will devote to your business, and you have the sole discretion of scheduling such hours. You will receive IRS Form 1099-MISC reflecting the amount of income paid to you during the calendar year. By agreeing to these terms, you agree to receive the 1099-MISC form via electronically. It will be your sole responsibility to account for such income on your individual income tax returns.

4. Refunds and Product Returns. You agree that if you sell product directly to a customer, you will adhere to NewYou’s 100% satisfaction guarantee policy and shall provide the customer a full refund of all monies paid if the customer returns the product to you within thirty (30) days of the sales transaction. If you are not 100% satisfied with our products, you may return the items for a refund if: (i) neither you nor we have terminated the Agreement; (ii) the products were purchased within twelve months; and (iii) the products remain in resalable condition (as defined in the Policies and Procedures). The refund shall be 90% of the purchase price. Shipping and handling charges incurred will not be refunded.

5. Presenting the Plan. You agree when presenting the NewYou Compensation Plan to present it in its entirety as outlined in official NewYou materials, emphasizing that sales to end consumers are required to receive compensation in the form of bonuses on downline volume. In presenting the plan to prospects, you agree not to utilize any literature, materials or aids not produced or specifically authorized in writing by NewYou. You agree to instruct all prospective Brand Partners to review the NewYou Income Disclosure Statement.

Rev. 8/19

1

6. Selling Product. You agree to make no representations or claims about any products beyond those shown on product labels and/or in official NewYou literature. Claims (which include personal testimonials) as to therapeutic, curative or beneficial properties of any NewYou products may not be made except those contained in official NewYou materials. You may not make any claim that Company products are useful in the cure, treatment, diagnosis, mitigation or prevention of any diseases. Such statements can be perceived as medical or drug claims. Not only do such claims violate this Agreement, but also potentially violates federal and state laws and regulations, including the federal Food, Drug, and Cosmetic Act and Federal Trade Commission Act.

7. NewYou’s Proprietary Information and Trade Secrets. You recognize and agree that, as further set forth in the Policies and Procedures, information compiled by or maintained by NewYou, including Line of Sponsorship (LOS) information (i.e., information that discloses or relates to all or part of the specific arrangement of sponsorship within the NewYou business including, without limitation, Brand Partner lists, sponsorship trees, and all NewYou Brand Partner information generated therefrom, in its present or future forms), constitutes a commercially advantageous, unique and proprietary trade secret of NewYou, which it keeps as proprietary and confidential and treats as a trade secret. During the term of your contract with NewYou, NewYou grants you a personal, non-exclusive, non-transferable and revocable right to use trade secret, confidential, and proprietary business information (Proprietary Information), which includes, without limitation, LOS information, business reports, manufacturing and product developments, and Brand Partner sales, earnings and other financial reports to facilitate your NewYou business.

8. Non-Competition Agreement. In accordance with the Policies and Procedures, you agree that during the period while you are a Brand Partner, and for six (6) months following resignation, non-renewal, or termination of your business, you will not compete with NewYou. This covenant shall survive the expiration or termination of your authorization and contract with NewYou.

9. Non-Solicitation Agreement. In accordance with the Policies and Procedures, you agree that during the period while you are a Brand Partner, and for one (1) calendar year following resignation, non-renewal, or termination of your business, you will not encourage, solicit, or otherwise attempt to recruit or persuade any other NewYou Brand Partner to compete with the business of NewYou.

10. Images / Recordings / Consents. You agree to permit NewYou to obtain photographs, videos, and other recorded media of you or your likeness. You acknowledge and agree to allow any such recorded media to be used by NewYou for any lawful purpose, and without compensation.

11. Modification of Terms. With the exception of the dispute resolution section in Policies and Procedures, which can only be modified by way of mutual consent, the terms of this Agreement may be modified as specified in Rule 1 in the Policies and Procedures.

12. Jurisdiction and Governing Law. The formation, construction, interpretation, and enforceability of your contract with NewYou as set forth in this Brand Partner Agreement and any incorporated documents shall be governed by and interpreted in all respects under the laws of the State of California without regard to conflict of law provisions. Louisiana residents: notwithstanding the foregoing, Louisiana residents may bring an action against NewYou LLC with jurisdiction and venue as provided by Louisiana law.

13. Dispute Resolution. All disputes and claims relating to NewYou, its products, the rights and obligations of a Brand Partner and NewYou, or any other claims or causes of action relating to the performance of either a Brand Partner or NewYou under the Agreement or the NewYou Policies and Procedures shall be settled totally and finally by arbitration as enumerated in the Policies and Procedures in San Diego, California, or such other location as NewYou prescribes, in accordance with the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, except that all parties shall be entitled to discovery rights allowed under the Federal Rules of Civil Procedure.

Rev. 8/19

2

Additionally, you agree not to initiate or participate in any class action proceeding against NewYou, whether in a judicial or mediation or arbitration proceeding, and you waive all rights to become a member of any certified class in any lawsuit or proceeding. This agreement to arbitrate shall survive any termination or expiration of the Agreement. Nothing in the Agreement shall prevent NewYou from applying to and obtaining from any court having jurisdiction a writ of attachment, garnishment, temporary injunction, preliminary injunction, permanent injunction or other equitable relief available to safeguard and protect its interest prior to, during or following the filing of any arbitration or other proceeding or pending the rendition of a decision or award in connection with any arbitration or other proceeding.

14. Time Limitation. If a Brand Partner wishes to bring an action against NewYou for any act or omission relating to or arising from the Agreement, such action must be brought within one (1) year from the date of the alleged conduct giving rise to the cause of action. You waive all claims that any other statutes of limitations apply.

15. Miscellaneous. If any provision of the Agreement is held to be invalid or unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, and the balance of the Agreement will remain in full force and effect. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The provisions of this Agreement, including all documents incorporated herein by reference, embody the whole agreement between you and NewYou and supersedes any prior agreements, understandings and obligations between you and NewYou concerning the subject matter of your contract with NewYou.

16. Notice of Right to Cancel. You may request a refund on your enrollment fee if it’s done within three (3) business days from the date of the initial enrollment. If you cancel, any enrollment fees paid will be returned within TEN (10) BUSINESS DAYS following receipt by the seller of your cancellation notice. To cancel this transaction, deliver written notice to cancel@newyounow.com no later than midnight of the third business day following the date of this Agreement. Please note: Monthly back office fees are not refundable except where required by state law.

17. Submission of Electronic W-9. Under penalty of perjury, I certify that (1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2), I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. Citizen or other U.S. person.

Rev. 8/19

3